UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2024
Date of Report

Mr. Cooper Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14667		91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

8950 Cypress Waters Boulevard	Coppell	Texas	75019
(Address of Principal Executive Offices)			(Zip Code)

(469)	549-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 23, 2024, Mr. Cooper Group Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Stockholders elected eight directors to serve a term expiring at the Company’s annual meeting of stockholders to be held in 2025.

NOMINEE	VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Jay Bray	50,828,562.90	1,291,334.00	20,981.00	5,299,103.10
Busy Burr	51,424,289.90	675,688.00	40,900.00	5,299,103.10
Roy Guthrie	51,389,016.90	727,884.00	23,977.00	5,299,103.10
Daniela Jorge	51,908,995.90	167,736.00	64,146.00	5,299,103.10
Michael Malone	51,108,410.90	1,008,247.00	24,220.00	5,299,103.10
Shveta Mujumdar	51,759,498.90	353,846.00	27,533.00	5,299,103.10
Tagar Olson	51,247,657.90	877,422.00	15,798.00	5,299,103.10
Steven Scheiwe	51,068,105.90	1,059,172.00	13,600.00	5,299,103.10

Proposal 2: Advisory vote on named executive compensation (Say on Pay)

Stockholders approved an advisory vote on named executive compensation (Say on Pay)

VOTES FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
35,415,542.80	15,880,647.05	844,688.05	5,299,103.10

Proposal 3: Ratification of Appointment of Ernst & Young LLP

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

VOTES FOR	AGAINST	ABSTAIN
55,931,472.00	1,492,310.00	16,199.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: May 24, 2024	By:	/s/ Kurt Johnson
Kurt Johnson
Executive Vice President & Chief Financial Officer